                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)

                                  HSBC Bank USA
               (Exact name of trustee as specified in its charter)

            New York                                  16-1057879
            (Jurisdiction of incorporation            (I.R.S. Employer
            or organization if not a U.S.             Identification No.)
            national bank)

            140 Broadway, New York, NY                 10005-1180
            (212) 658-1000                             (Zip Code)
            (Address of principal executive offices)

                               Warren L. Tischler
                              Senior Vice President
                               Marine Midland Bank
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-5167
            (Name, address and telephone number of agent for service)

                               Host Marriott, L.P.
               (Exact name of obligor as specified in its charter)

           Delaware                                 52-2095412
           (State or other jurisdiction             (I.R.S. Employer
           of incorporation or organization)         Identification No.)

           10400 Fernwood Road
           Bethesda, Maryland                        20817-1109
           (301) 380-9000                           (Zip Code)
           (Address of principal executive offices)

                      91/4% Series G Senior Notes due 2007*
                         (Title of Indenture Securities)

   *Specific title to be determined in connection with sale of Debt Securities

                                     General
Item 1. General Information.
        --------------------

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject.

          State of New York Banking Department.

          Federal Deposit Insurance Corporation, Washington, D.C.

          Board of Governors of the Federal Reserve System, Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2. Affiliations with Obligor.
        --------------------------

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 13th day of December, 2000.

                                        HSBC BANK USA

                                        By: /s/ James M. Foley
                                          ----------------------------------
                                            James M. Foley
                                            Assistant Vice President

                                                               Exhibit T1A (vii)

                                                       Board of Governors of the
                                                       Federal Reserve System
                                                       OMB Number: 7100-0036
                                                       Federal Deposit Insurance
                                                       Corporation
                                                       OMB Number: 3064-0052
                                                       Office of the Comptroller
                                                       of the Currency
                                                       OMB Number: 1557-0081

Federal Financial Institutions Examination Council     Expires March 31, 2002
--------------------------------------------------------------------------------

                                                       Please refer to page i,
                                                       Table of Contents, for
                                                       the required disclosure
                                                       of estimated burden.

                                                                             [1]
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Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices--FFIEC 031

Report at the close of business September 30, 2000

This report is required by law; 12 U.S.C.ss.324 (State member banks); 12 U.S.C.ss.1817 (State nonmember banks); and 12 U.S.C. ss.161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,  Gerald A. Ronning, Executive VP & Controller
   ---------------------------------------------
     Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

   /s/ Gerald A. Ronning
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Signature of Officer Authorized to Sign Report

             11/10/00
--------------------------------------------------------------------------------
Date of Signature

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

     /s/ Youssef A. Nasr
--------------------------------------------------------------------------------
 Director (Trustee)

     /s/ Bernard J. Kennedy
--------------------------------------------------------------------------------
Director (Trustee)

     /s/ Sal H. Alfiero
--------------------------------------------------------------------------------
Director (Trustee)

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Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation
    (EDS), by modem or computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the siganture and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy if the completed report that the bank places in its files.

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FDIC Certificate Number           0   0    5   8   9
                                  ------------------
                                     (RCRI 9030)


`http://WWW.BANKING.US.HSBC.COM
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      Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)
      (Example: www.examplebank.com)


HSBC Bank USA
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Legal Title of Bank (TEXT 9010)

Buffalo
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City (TEXT 9130)

N.Y.                                                               14203
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State Abbrev. (TEXT 9200)                                   ZIP Code (TEXT 9220)


   Board of Governors of the Federal Reserve System, Federal Deposit Insurance
             Corporation, Office of the Comptroller of the Currency

                                 REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
HSBC Bank USA                                                of  Buffalo
------------------------------------------------------------------------
  Name of Bank                                                   City

in the state of New York, at the close of business September 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

ASSETS
                                                                                                               Thousands of dollars
Cash and balances due from depository institutions:
     Non-interest-bearing balances currency and coin                                                               $      1,986,803
     Interest-bearing balances                                                                                            6,432,408
     Held-to-maturity securities                                                                                          4,227,953
     Available-for-sale securities                                                                                       16,867,689
     Federal funds sold and securities purchased under agreements to resell                                               2,629,177
Loans and lease financing receivables:
     Loans and leases net of unearned income                                    $    38,813,494
     LESS: Allowance for loan and lease losses                                          531,808
     LESS: Allocated transfer risk reserve
     Loans and lease, net of unearned income, allowance, and reserve                                              $      38,281,686
     Trading assets                                                                                                       4,937,459
     Premises and fixed assets (including capitalized leases)                                                               731,615
Other real estate owned                                                                                                      17,793
Investments in unconsolidated subsidiaries and associated companies                                                       2,549,829
Customers' liability to this bank on acceptances outstanding                                                                226,814
Intangible assets                                                                                                         2,969,884
Other assets                                                                                                              2,165,839
Total assets                                                                                                             84,024,949




LIABILITIES

Deposits:
     In domestic offices                                                                                                 34,632,582
     Non-interest-bearing                                                             5,234,945
     Interest-bearing                                                                29,397,637
In foreign offices, Edge and Agreement subsidiaries, and IBFs                                                            21,655,922
     Non-interest-bearing                                                               246,990
     Interest-bearing                                                                21,408,932

Federal funds purchased and securities sold under agreements to repurchase                                                1,314,197
Demand notes issued to the U.S. Treasury                                                                                  4,140,116
Trading Liabilities                                                                                                       2,280,559
Other borrowed money (including mortgage indebtedness and obligations under capitalized leases):
     With a remaining maturity of one year or less                                                                        4,396,659
     With a remaining maturity of more than one year through three years                                                    603,614
     With a remaining maturity of more than three years                                                                     568,109
Bank's liability on acceptances executed and outstanding                                                                    226,814
Subordinated notes and debentures                                                                                         1,648,467
Other liabilities                                                                                                         2,908,320
Total liabilities                                                                                                        74,375,359

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                                                   -
Common Stock                                                                                                                205,000
Surplus                                                                                                                   9,129,848
Undivided profits and capital reserves                                                                                      310,156
Net unrealized holding gains (losses) on available-for-sale securities                                                       20,473
Accumulated net gain (losses) on cash flow hedges                                                                               -
Cumulative foreign currency translation adjustments                                                                         (15,887)
Total equity capital                                                                                                      9,649,590
Total liabilities and equity capital                                                                                     84,024,949